Exhibit 99.1

Century Aluminum Announces Casthouse Expansion Project into Low Carbon Billet Production for its Grundartangi, Iceland smelter

CHICAGO, November 3, 2021 (GLOBE NEWSWIRE) – Century Aluminum Company (NASDAQ: CENX) announced today that its wholly-owned subsidiary, Norðurál Grundartangi ehf (“Norðurál”), has commenced construction of a new low-carbon billet casthouse at its Grundartangi, Iceland smelter.

The new value-added casthouse will have a capacity of 150,000 tonnes of billet production and is expected to start production in the first quarter of 2024. The expansion project will also increase Grundartangi’s annual capacity to produce primary foundry alloys from its current 60,000 tonnes of capacity to 120,000 tonnes of capacity. This incremental billet and primary foundry alloy capacity replaces standard-grade ingot production, raising expected product premiums for Grundartangi products. The $120 million investment is expected to create approximately 90 jobs.

"We are very excited to bring billet production to Grundartangi and, beginning in 2024, to bring low-carbon Natur-Al™ billet to the European market,” commented President and Chief Executive Officer Jesse Gary. “Once complete, the new casthouse will enable Grundartangi to produce over 80% of its production as value-added products, further strengthening this world-class asset. In addition, by utilizing renewable electricity to further process our aluminum into billets in Iceland, we are not only creating a more valuable product, but we are also strengthening the Natur-Al™ brand and lowering the carbon footprint of aluminum production throughout Europe. We are proud to announce that the project will be fully financed with Icelandic green financing from Arion Bank and powered with green energy from our partners at Landsvirkjun."

The new Natur-Al™ billets and foundry products will be produced to meet growing demand from European customers for low-carbon aluminum products. Grundartangi uses Iceland’s 100% renewable energy resources to create Natur-Al™ aluminum, which has one of the lowest CO₂ footprints in the world. Natur-Al™ billet and foundry products are expected to have less than a quarter of the CO₂ content than the industry average, fulfilling the growing demand from Europe’s most environmentally conscious consumers. Natur-Al™ products can significantly reduce the carbon footprint of end products which is necessary in the highly competitive markets for consumer goods, vehicles, packaging and construction materials.
Century´s total aluminum production at Grundartangi is approximately 320,000 tonnes per year.

About Century Aluminum Company
Century Aluminum Company owns primary aluminum capacity in the United States and Iceland. Century's corporate offices are located in Chicago, IL. Visit www.centuryaluminum.com for more information.
Cautionary Statement
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are statements about future events and are based on our current expectations. These forward-looking statements may be identified by the words "believe," "expect," "hope," "target," "anticipate," "intend," "plan," "seek," "estimate," "potential," "project," "scheduled," "forecast" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," "might," or "may." Our forward-looking statements include, without limitation, statements with respect to: our assessment of global and local financial and economic conditions; our assessment of the aluminum market and aluminum prices; our plans and expectations with regards to the Grundartangi casthouse project, including our expectations as to the start of production at the Grundartangi casthouse and the timing, costs and benefits associated with the Grundartangi casthouse project; and our assessment of the current global climate challenge and the role that Century may play.

Where we express an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, our forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from future results expressed, projected or implied by those forward-looking statements. Important factors that could cause actual results and events to differ from those described in such forward-looking statements can be found in the risk factors and forward-looking statements cautionary language contained in our Annual Report on Form 10-K, quarterly reports on Form 10-Q and in other filings made with the Securities and Exchange Commission. Although we have attempted to identify those material factors that could cause actual results or events to differ from those described in such forward-looking statements, there may be other

Exhibit 99.1
factors that could cause actual results or events to differ from those anticipated, estimated or intended. Many of these factors are beyond our ability to control or predict. Given these uncertainties, investors are cautioned not to place undue reliance on our forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.
Contact
Peter Trpkovski
(Investors and media)
312-696-3132

Source: Century Aluminum Company